Exhibit 10.05

Commitment Letter
Regarding the Lack of False Records, Misleading Statements or Major Omissions in the [***]
Given that ACM Research (Shanghai), Inc. (hereinafter referred to as the “issuer”) intends to issue an initial public offering and be listed on the Science and Technology Board (hereinafter referred to as “this issuance and listing”), the enterprise, as the controlling shareholder of the issuer, makes the following commitment:
1. There are no false records, misleading statements or major omissions in the issuer’s [***] and other information disclosure materials for this issuance and listing, and the enterprise assumes individual and joint legal responsibility for its authenticity, accuracy, and completeness.
2. If the China Securities Regulatory Commission (hereinafter referred to as the “China Securities Regulatory Commission”), the Shanghai Stock Exchange or other competent authorities determine that the contents of the [***] contain false records, misleading statements or major omissions, and such circumstances have a significant and substantial impact on whether the issuer meets the issuance conditions prescribed by law, then the enterprise promises to repurchase the original restricted shares (if any) that the enterprise has transferred in accordance with the provisions of the Company Law of the People’s Republic of China and the Securities Law of the People’s Republic of China.
3. If the issuer’s [***] and other information disclosure materials contain false records, misleading statements or major omissions, causing investors to suffer losses in securities issuance and trading, the enterprise will compensate the investors for the losses according to law.
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(There is no text on this page, it is the signature page of the Commitment Letter Regarding the Lack of False Records, Misleading Statements or Major Omissions in the [***])

ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: Year Month Day

Attachment: Legal requirements
1. Article 142 of the Company Law of the People’s Republic of China: The company shall not purchase shares of the company. However, except for one of the following situations:
(1) To reduce the registered capital of the company;
(2) To merge with other companies holding shares of the company;
(3) To use the shares for employee stock ownership plans or equity incentives;
(4) The shareholders make a resolution of disagreement at the shareholders’ general meeting regarding the company merger and division and requests the company to purchase its shares;
(5) To use the shares on converting corporate bonds issued by the listed company that can be converted into stocks;
(6) The listed company is necessary to maintain company value and shareholders’ rights and interests.
2. Article 24 of the Securities Law of the People’s Republic of China: If the issuer of the stock conceals important facts or fabricates major false content in the prospectus and other securities issuance documents, and the issuance and listing have already occurred, the securities regulatory authority under the State Council may order the issuer to repurchase securities, or order the responsible controlling shareholder and actual controller to buy back the securities.
3. Opinions of the China Securities Regulatory Commission on Further Promoting the Reform of the New Share Issuance System, Article 2, Item (1), point 3: The issuer and its controlling shareholder shall make a public commitment in the public offering and listing documents that if the issuer’s prospectus contains false records, misleading statements or major omissions, which have a significant and substantial impact on determining whether the issuer meets the issuance conditions prescribed by law, all new shares in the initial public offering will be repurchased according to law, and the controlling shareholder of the issuer will repurchase the original restricted shares that have been transferred. The issuer and its controlling shareholders, actual controllers, directors, supervisors, senior management personnel and other relevant responsible entities shall make public commitments in public offerings and listing documents: If the issuer’s prospectus and other information disclosure materials contain false records, misleading statements or major omissions, causing investors to suffer losses in the issuance and trading of securities, the losses of the investors will be compensated according to law.

4. Article 20 of the Guidelines for Contents and Formats of Information Disclosure by Companies Offering Securities to the Public No. 41 - Prospectus of Science and Technology Board Companies: The issuer shall make the following statement on the title page of the prospectus: “The issuer and all directors, supervisors and senior management personnel promise that there will be no false records, misleading statements or major omissions in the prospectus and other information disclosure materials, and shall bear individual and joint legal liabilities for their authenticity, accuracy and completeness”; the controlling shareholder and actual controller of the issuer promise that there will be no false records, misleading statements or major omissions in this prospectus, and bear individual and joint legal responsibility for its authenticity, accuracy and completeness”; “The issuer and all directors, supervisors, senior executives, the controlling shareholder and actual controller of the issuer, sponsors, and underwriting securities companies promise that if the issuer’s prospectus and other information disclosure materials contain false records, misleading statements or major omissions, causing investors to suffer losses in the issuance and trading of securities, the losses of the investors will be compensated according to law.”
5. Article 3 of Questions and Answers on Issuance Supervision and Administration - Implementation of Initial Commitments and Regulations on Transfer of Old Shares: What are the specific requirements for share repurchase commitments? Answer: The prospectus and relevant reporting documents shall make it clear that if the prospectus contains false records, misleading statements or major omissions that constitute a significant and substantial impact on the judgment of the issuer’s compliance with the issuance conditions prescribed by law, how the issuers and controlling shareholders will initiate share repurchase measures and at what price, etc.; commitments made by the company and its controlling shareholders, actual controllers, directors, supervisors, senior management personnel and relevant intermediaries regarding compensation for investor losses should be specific and clear to ensure that the legitimate rights and interests of investors are effectively protected.
6. Article 5 of the Memorandum No. 7 of Listed Companies on Daily Information Disclosure Work - Standard Requirements for Information Disclosure of Commitment to Fulfillment by Related Parties After the Issuance of New Shares: (1) The listed company and its controlling shareholder publicly promise that if the issuer’s prospectus contains false records, misleading statements or major omissions, which will have a significant and substantial impact on whether the issuer meets the issuance conditions prescribed by law, all new shares in the initial public offering will be repurchased according to law, and the controlling shareholder of the issuer will repurchase the original restricted shares that have been transferred.